Exhibit 10.19

REGISTRATION AND EXPENSES AGREEMENT

THIS REGISTRATION AND EXPENSES AGREEMENT (this “Agreement”) is made as of May 3, 2002 among Overstock.com, Inc., a Delaware corporation (the “Company”) and Amazon.com NV Investment Holdings, Inc. (the “Selling Stockholder”).

WHEREAS, the Company proposes to make an underwritten initial public offering (the (“Offering”) of its common stock (“Common Stock”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

WHEREAS, the Selling Stockholder owns 23,947,282 shares of Common Stock as appropriately adjusted to give effect to stock splits, reverse stock splits, combinations, recapitalizations and similar events (the “Shares”) and is willing to sell all of the Shares in connection with the Offering.  The Shares are sometimes referred to herein as “Registrable Securities.”

WHEREAS, the Company believes it is in the best interests of the Company and its stockholders to include the Shares in the Registration Statement because the sale of the Shares pursuant to the Registration Statement will accomplish an orderly distribution of the Shares.

WHEREAS, the Company and the Selling Stockholder propose to enter into an underwriting agreement (such agreement in the form in which executed being herein called the “Underwriting Agreement”) with WR Hambrecht + Co., LLC (the “Underwriter”), with respect to the Offering.

WHEREAS, concurrent with the execution of this Agreement, the Selling Stockholder is entering into an Irrevocable Election to Sell (the “Election to Sell”), Irrevocable Power of Attorney (the “Power of Attorney”) and a Custody Agreement (the “Custody Agreement” and together with the Election to Sell and the Power of Attorney, the “Related Agreements”).

WHEREAS, the Company is prepared to enter into such Underwriting Agreement and this Agreement to provide for certain expenses and commissions related to registration and sale of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.     Irrevocable Election to Sell.  The Selling Stockholder shall elect to include and sell all of the Shares in the Registration Statement in accordance with the terms and provisions of the Election to Sell, the Power of Attorney and the Custody Agreement. The Company and the Selling Stockholder shall perform their respective obligations under the Underwriting Agreement and the Related Agreements.

2.     Representations and Warranties of the Selling Stockholder.  The Selling Stockholder hereby represents and warrants to the Company as follows:

a.     The Selling Stockholder has good and marketable title to all of the Shares, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.  Certificates in negotiable form for the Shares to be sold by the Selling Stockholder have been placed in custody under the Custody Agreement for delivery under the Underwriting Agreement with the Custodian; the Selling Stockholder specifically agrees that the Shares represented by the certificates so held in custody for the Selling Stockholder will be subject to the interests of the Underwriter under the Underwriting Agreement (if and when it is consummated), that the arrangements made by the Selling Stockholder for such custody, including the Power of Attorney, are to the extent specified in such documents, irrevocable, and that the obligations of the Selling Stockholder under this Agreement or the Related Agreements shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by the dissolution or liquidation of the Selling Stockholder or the occurrence of any other event, except to the extent specified herein or in the Related Agreements.

b.     The performance of this Agreement and the Related Agreements and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, other than a breach or violation that would not have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement.

c.     The Selling Stockholder will not take, directly or indirectly, any action which constitutes an unlawful stabilization or manipulation of the price of sale of the Shares in the Offering.

d.     The Selling Stockholder has not distributed any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

e.     This Agreement and the Related Agreements have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding obligations of the Selling Stockholder.

3.     Expenses.  The Company shall (a) be responsible for and pay all Registration Expenses incurred in connection with the registration to be effected pursuant to the Registration Statement and (b) instruct the Underwriter to pay to the Selling Stockholder at the closing of the Offering from the Company’s proceeds from the Offering an amount equal to the Selling Expenses (the “Selling Expenses Payment”) and to pay to the Selling Stockholder the reasonable expenses of one legal counsel to the Selling Stockholder in connection with the legal opinion to be delivered by the Selling Stockholder pursuant to the Underwriting Agreement (such amount not to exceed $10,000).  For purposes of this Section 1, (i) “Registration Expenses” shall mean all expenses that are not Selling Expenses incurred in filing the Registration Statement and complying herewith, including, without limitation, all registration, listing, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, accounting fees and related expenses, blue sky fees and all other expenses incident to or required by the registration contemplated hereby and the consummation of the sales of Common Stock referred to in the Registration Statement and (ii) “Selling Expenses” shall mean any underwriting fees, discounts or commissions in connection with the sale of the Shares by the Selling Stockholder to the Underwriter.

4.     Offering.

a.     Selling Stockholder Election to Sell.  Contemporaneous with the execution of this Agreement, the Selling Stockholder has entered into the Irrevocable Election to Sell pursuant to which (and subject to the terms of this Agreement, the Underwriting Agreement and the Related Agreements) the Selling Stockholder irrevocably agrees to sell all of the Shares in the Offering, subject to the Price Term and the Share Term being satisfied or waived in writing by the Selling Stockholder (and not pursuant to the Power of Attorney) in strict compliance with Section 4.c. below.

For the purposes of this Agreement, “Price Term” shall mean the proceeds to be received by the Selling Stockholder in connection with the sale of the Shares in the Offering when added to the Selling Expenses Payment equals or exceeds $10,000,000, and (b) “Share Term” shall mean all of the Shares must be sold in the Offering. The Price Term and the Share Term are referred together herein each as a “Selling Stockholder Condition” and collectively as the “Selling Stockholder Conditions.” Whether the Price Term and the Share Term are satisfied shall be based exclusively upon the advice to the Company by the Underwriter.

b.     Company Agreement to Register the Shares.  The Company agrees to register and include in the Offering all of the Shares, subject to the Price Term and the Share Term being satisfied or waived in writing by the Selling Stockholder (and not pursuant to the Power of Attorney) in strict compliance with Section 4.c. below, and subject to the terms and conditions of this Agreement, the Underwriting Agreement and the Related Agreements.

c.     Failure to Satisfy the Selling Stockholder Conditions.    If the Underwriter advises the Company that the Underwriter will not or does not expect to be able to enter into the Underwriting Agreement on terms that satisfy the Selling Stockholder Conditions, then the following provisions shall apply:

(i)    Failure to Satisfy the Price Term.  If the Underwriter advises the Company that it is not or does not expect to be able to enter into the Underwriting Agreement on terms that  satisfy the Price Term, then the Company shall promptly deliver to the Selling Stockholder notice of such fact and of the price per share at which the Underwriter would be willing to enter into the Underwriting Agreement, and the Selling Stockholder shall have the opportunity to waive the Price Term and thereby include the Shares in the Offering notwithstanding the failure to satisfy the Price Term; provided, however, that (a) any such waiver shall be in writing, and, to be effective, shall be provided to the Company prior to the later of the Requested Effective Time (as defined in Section 4.d. below) and two hours after the Selling Stockholder’s receipt of the forgoing notice, and (b) the Selling Stockholder shall be deemed not to have waived the Price Term if no waiver is received by the Company in writing prior to the Requested Effective Time.   The Selling Stockholder acknowledges and agrees that the Underwriter shall have no obligation to reduce the number of shares to be sold in the Offering, even if such reduction would reasonably be expected to increase the initial public offering price in the Offering or otherwise result in the satisfaction of the Price Term.

(ii)   Failure to Satisfy the Share Term.  If the Underwriter advises the Company it is not or does not expect to be able to enter into the Underwriting Agreement on terms that satisfy the Share Term, then the Company shall promptly deliver to the Selling Stockholder notice of such fact and of the aggregate number of shares (the “Offering Shares”) with respect to which the

Underwriter is or expects to be able to enter into the Underwriting Agreement.  In such event, the Selling Stockholder shall have the right to elect to sell a number of the Shares up to its “Pro Rata Share” of the Offering Shares; provided, however, that (a) any such election shall be in writing, shall state the exact number of Shares the Selling Stockholder elects to sell in the offering, and, to be effective, shall be provided to the Company prior to the later of the Requested Effective Time (as defined in Section 4.d. below) and two hours after the Selling Stockholder’s receipt of the forgoing notice, and (b) the Selling Stockholder shall be deemed not to have elected to sell its Pro Rata Share if such election is not received by the Company in writing prior to the Requested Effective Time.  For purposes of this Section 4.d.(ii), “Pro Rata Share” shall mean the quotient obtained by dividing (A) the number of Shares  by (B) the aggregate number of shares indicated as being offered on the front cover page of the Company’s  preliminary “red herring” prospectus distributed in connection with the Offering (excluding any shares to be sold pursuant to an overallotment option).

d.     Process.  The Company shall promptly provide the Selling Stockholder with written notice of its request to the Securities and Exchange Commission (the “SEC”) to accelerate the effectiveness of the Registration Statement (the “Acceleration Request”), which notice shall indicate the date and time so requested (the “Requested Effective Time”).  For at least two days prior to the Acceleration Request and through the Requested Effective Time, the Company shall, and shall cause the Underwriter to, provide the Selling Stockholder with regular (at least twice daily) updates of the status of the Offering, including the status of information with respect to whether the Selling Stockholder Conditions are expected to be satisfied, and shall instruct the Underwriter to communicate with the Selling Stockholder regarding the status of the Offering promptly following the Company giving notice pursuant to Section 4(c)(i) or (ii).

5.     Underwriting Agreement.  If the Underwriter, the Company and the Selling Stockholder decide (through an attorney–in–fact pursuant to the Power of Attorney or otherwise) to consummate the Offering by entering into the Underwriting Agreement, the Company and the Selling Stockholder agree that, except upon the written consent of the Selling Stockholder: (a) the sections of the Underwriting Agreement relating to representations and warranties of the Selling Stockholder and covenants of the Selling Stockholder shall be identical to those contained in Sections 3 and 8 respectively of the form of underwriting agreement attached hereto as Exhibit A (the “Draft Underwriting Agreement”); (b)  the indemnification and contribution terms of the Underwriting Agreement provided for the benefit of the Selling Stockholder shall be the same as the terms of Section 11 of the Draft Underwriting Agreement, to the extent such terms relate to the indemnification and contribution rights or obligations of the Selling Stockholder and (c) all other terms of the Underwriting Agreement will not differ from those contained in the Draft Underwriting Agreement in a manner that adversely affects or impairs the rights or increases the obligations of the Selling Stockholder as set forth in the Draft Underwriting Agreement.  The Selling Stockholder agrees to be bound by an underwriting agreement that complies with the previous three clauses.

6.     Selling Stockholder Disclosure.

a.             Approved Disclosure. Without the prior written consent of the Selling Stockholder, the disclosure of the Selling Stockholder in the Registration Statement and any amendments thereto (as well as marketing presentations related to the Offering) shall be consistent with the disclosures contained in the Registration Statement attached hereto as Exhibit B (the “Approved

Disclosure”); provided, however, the Company shall not be required to obtain such consent if the Company receives no response from the Selling Stockholder within 24 hours of the Company’s written request for such consent (provided that once the Company provides the Selling Stockholder with the Notice of Effective Time, such consent must be received by the Company as soon as reasonably practicable but in any event prior to the later of the Requested Effective Time (as defined in Section 4.d. below) and two hours after the Company provides the Selling Stockholder with the proposed language change).

7.     Miscellaneous.

a.     Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware without reference to principles of conflict of laws or choice of laws.

b.     Third Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the parties to this Agreement and their respective heirs, distributees, executors, administrators, personal representatives, successors, and assigns, and no provision shall be enforceable by any other party; provided, however, that the Selling Stockholder may transfer and assign its rights and obligations under this Agreement and the Related Agreements to a direct or indirect wholly-owned subsidiary or direct or indirect parent.

c.     Confidentiality.  The Selling Stockholder shall not disclose to any person or entity, without the prior approval of the Company, any non-public information relating to the pricing and timing of the Offering obtained by virtue of this Agreement.  The Selling Stockholder hereby agrees and consents to the filing of this Agreement as an exhibit to the Registration Statement and agrees that the Company shall have no obligation to request or seek confidential treatment of all or any portion thereof.

d.     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e.     Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

f.      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

g.     Entire Agreement.  This Agreement, the Underwriting Agreement and the Related Agreements constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

h.     Termination.  This Agreement shall terminate and be of no further force or effect if the Underwriting Agreement shall not be entered into and the transactions contemplated thereby shall not be consummated prior to the 60th day after the date hereof, provided that Section 3(a) shall survive any termination.

i.      Assignments.  This Agreement shall be binding upon and inure to the benefit of the Company and the Selling Stockholder and their respective permitted distributees, transferees, successors and assigns (as well as any assignee, transferee or distributee of all or any portion of the Shares).

j.      Further Assurances.  From and after the date of this Agreement, upon the request of a party, the other party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

k.     Notice.  All notices and communications hereunder shall be in writing and delivered to the addresses specified on Exhibit C (as at any time amended) by certified mail, overnight courier or facsimile.  Such notice or communication shall be deemed delivered upon receipt if delivered by certified mail or overnight courier, and shall be deemed delivered at its transmittal time if sent by facsimile provided the party sending the facsimile communicates via telephone regarding the delivery of the facsimile to the intended recipient.

l.      Power of Attorney.  Any action to be taken by the Selling Stockholder under this Agreement, but not under the Related Agreements, shall not be taken pursuant to the Power of Attorney.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OVERSTOCK.COM, INC.

/s/ Patrick M. Byrne
Patrick M. Byrne
President and Chief Executive Officer

AMAZON.COM NV INVESTMENT HOLDINGS, INC.

/s/ Reynaldo Sermonia
Signature of Authorized Signatory

Vice President & Treasurer
Print Name and Title

SIGNATURE PAGE TO REGISTRATION AND EXPENSES AGREEMENT